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                                     Exhibit
                                 ITEM 21- 1(i)

                                   ----------



                                    ARTICLES

                                       OF

                                  INCORPORATION

                            AMERICAN GAS CORPORATION


     I, the undersigned natural person of the age of twenty-one (21) or more, acting as incorporator of a corporation under the General Corporation Law of Nevada, adopt the following Articles of Incorporation.



                                    ARTICLE I

Name: The name of the corporation is:

                            AMERICAN GAS CORPORATION

                                   ARTICLE II

     Registered Office and Agent: The address of the corporation's principal office is 1000 E. Williams, Suite 100, Carson City, Nevada. The initial agent for service of process at that address is Laughlin Associates, Inc.

                                   ARTICLE III

     Purpose: The purposes for which the corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generality of the foregoing, specifically:

     1. To have and exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

     2. To discount and negotiate promissory notes, drafts, bills of exchange and other evidence of debt and to collect for others money due them on notes, checks, drafts, bills of exchange, commercial paper and other evidence of indebtedness.

     2. To purchase or otherwise acquire, own, hold, lease, sell, exchange, assign, transfer, mortgage, pledge, or otherwise dispose of, to guaranty, to invest, trade and deal in and with personal property of every class and description.

     4. To enter into any kind of contract or agreement, cooperative or profit sharing plan with its officers or employees that the corporation may deem advantageous or expedient or otherwise to reward or pay such persons for their services as the directors may deem fit.

     5. To purchase, lease, or otherwise acquire, in whole or in part, the business, the good will, rights, franchises and property of every kind and to undertake the whole or any part of the assets or liabilities, of any person, firm, association, non-profit or profit corporation, or own property necessary or suitable for its purposes, an to pay the same in cash, in stocks or bonds of this company or otherwise, to hold or in any manner dispose of the whole or any part of the business or property so acquired and to exercise all of the powers necessary or incidental to the conduct of such business.

     6. To lend or borrow money and to negotiate and make loans, either on its own account or as agent or broker for others.

     7. To enter into, make, perform and carry out contracts of every kind and for any lawful purpose, without limit as to amount with any person, firm, association, cooperative, profit or non-profit corporation, municipality, state or government or any subdivision, district or department thereof.

     8. To buy, sell, exchange, negotiate, or otherwise deal in or hypothecate securities, stocks, bonds, debentures, mortgages, notes, or other collateral or securities, created or issued by any corporation where ever organized, including this corporation, within such limits as may be provided by law and while owner of any such stocks or other collateral to exercise all rights, powers and privileges of ownerships, including the right to vote the same; to subscribe for stock of any corporation to be organized, other than to promote the organization thereof.

     9. To purchase or otherwise acquire, own, hold, lease, sell, exchange, assign, transfer, mortgage, pledge, license, or otherwise dispose of any letters patent, copyrights or trademarks of every class and description.

     10. To do any and all such other acts, things, business or businesses in any manner connected with or necessary, incidental, convenient or auxiliary to accomplish any of the objectives hereinabove enumerated, directly or indirectly, to promote the interests of the corporation; and in carrying out its purposes, or for the purpose of obtaining or furthering any of its business, to do any and all acts and things and to exercise any and all other powers which a co-partner or natural person could do or exercise which now or hereafter may be authorized by law, either in the State of Nevada or in any other jurisdiction anywhere in the world.

     11. The several clauses set forth in this Article of Purpose shall be construed as both purposes and powers. The statements contained in each of these clauses shall in no way be limited or restricted, by reference to or inference from the terms of other clauses, but shall be regarded as independent purposes and powers; and no recitations, expression or declaration of specific or special powers or purposes herein enumerated shall be deemed to be exclusive; but it is hereby expressly declared that all other lawful powers not inconsistent herewith are hereby included.

                                   ARTICLE IV

     Stock: The aggregate number of shares which the corporation shall have authority to issue is 50,000,000 shares at a par value of $0.001 per share. All stock when issued shall be fully paid and non-assessable.

     No holder of shares of common stock of the corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue. The Board of Directors of the corporation may however, at its discretion, by resolution, determine that any unissued securities of the corporation shall be offered for subscription solely to the holders of common stock of the corporation or solely to the holders of any class or classes of such stock, in proportions and ratios, based upon stock ownership.

     Each share of common stock shall be entitled to one vote at stockholder meetings, either in person or by proxy. Cumulative voting in the election of directors as well as all other matters brought before stockholder meetings, whether annual or special, shall not be permitted.

                                    ARTICLE V

     Stockholder Meetings: Meetings of the shareholders shall be held at such place within or without the State of Nevada as may be provided by the By-Laws of the corporation. Special meetings of the shareholders may be called by the President or any other executive officer of the corporation, the Board of Directors or any member thereof, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting.

     Any action otherwise required to be taken at a meeting of the shareholders, except the election of directors, may be taken without a meeting if a consent in writing, setting forth the contemplated action to be taken, shall be signed by a shareholders having at least a majority of the voting power.

                                   ARTICLE VI

     Commencing Business: The corporation shall not commence business until at least $1,000.00 has been received by it as consideration for the issuance of shares.

                                   ARTICLE VII

     Stock Rights: The Board of Directors shall have the authority to determine the classes and series of any subsequent stock issued by the corporation and the right and preferences, if any, pertaining thereto.

                                  ARTICLE VIII

     Board of Directors: A majority of the Board of Directors shall be necessary to constitute a quorum: and when so constituted the Board shall be authorized to transact such business as may be delegated to it by the stockholders and when ever the Board of Directors shall be so assembled and act as a Board, either within or without the State of Nevada, any action taken shall be the action of the Board of Directors and shall be binding upon the corporation, provided however that three (3) days prior notice, given either orally or in writing, of the time and place of the meeting and of the nature of the business proposed to be transacted shall have been given to the entire Board of Directors, unless such notice shall be waived as hereinafter provided. Any Director may waive notice of any meeting and in the event of such waiver, notice shall be in writing or a written memorandum shall be made of such oral waiver of notice.


                                   ARTICLE IX

     Officers: The officers of the corporation shall consist of a Board of Directors of at least (1) one and not more than seven persons and shall include: a Chairman of the Board of Directors, a President, a Vice-President, a Secretary and a Treasurer; all of whom shall perform such duties and have such authority as usually pertains to such officers of a corporation or as may be prescribed by the Board of Directors from time to time.

     Qualification of Officers: Officers and Directors of the corporation need not be residents of the State of Nevada and need not own shares of the corporation's stock. The Secretary and Treasurer may, but need not be the same person.

     Election: Directors shall be elected at the annual meeting of the shareholders and the persons receiving the highest number of votes shall be declared duly elected, provided however that such number of votes cast shall represent a majority of all votes cast. Within ten (10) days after the election, the directors shall meet and elect a President, Vice-President, Secretary and Treasurer.

     Term of Office: The term of office of all directors and officers shall be one year. Notwithstanding, all directors and officers shall hold office until their successors are duly elected amd qualified.

     Resignation of Officers: Any officer or director may resign by filing his written resignation with the Secretary of the corporation. In the case of the resignation of the Secretary same shall be filed with the President of the corporation. All resignations shall become effective upon acceptance thereof by the Board of Directors or if the Board of Directors shall fail to act upon such resignation, within fourteen (14) days after receipt, the resignation shall become effective and the office shall be deemed vacant.

     Removal of Officers: Any officer or director of this corporation may be removed at any time without cause in the manner provided by the laws of the State of Nevada for the removal of such officer or director, or by a majority vote of the holders of the outstanding stock of the corporation at any special meeting of the stockholders called for that purpose as herein provided.

     Vacancies: In the case of death, disability, or resignation of any officer or director of the corporation, the remaining director or directors of the corporation, even though less than a quorum, shall fill the vacancies for the unexpired term or terms.

     Original Directors: The number of directors constituting the initial Board of Directors of the corporation is one (1), and the name and address of the person who is the incorporator and who is to serve as director until the first annual meeting of shareholders or until his successor is elected and qualified is:

                           Dominick J. Porto
                           233 Broadway
                           49th Floor
                           New York, New York  10279


                                   ARTICLE X

Duration: The corporation's existence shall be perpetual.

                                   ARTICLE XI

     Amendment: These Articles of Incorporation, by vote of not less than fifty percent (50%) of the issued and outstanding capital stock of the corporation, may be amended in any respect amendable at law at any duly constituted meeting. A copy of the proposed amendment shall be delivered to the stockholders as provided in Article V hereof.

                                   ARTICLE XII

     By-Laws: The Board of Directors of the corporation shall have authority to adopt such By-Laws as in their judgment may be deemed necessary or advisable for the management and transaction of the business of the corporation provided that such By-Laws are not in conflict with these Articles of Incorporation or the Constitution of the State of Nevada.


     IN WITNESS WHEREOF, the undersigned incorporator has hereunto affixed his signature this 15th day of February, 1990.


STATE OF NEW YORK )
                                    By: /s/ Dominick J. Porto
                                             -----------------
COUNTY OF NEW YORK)                          Dominick J. Porto

     I, Laura Rossi, a Notary Public in and for the State and County aforesaid do hereby certify that Dominick J. Porto did personally appear before me to affix his signature to this document.

By: /s/ Laura Rossi
    ---------------

Notary Public No:31-4952240
My Commission Expires: June 12,1991

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                       OF

                            AMERICAN GAS CORPORATION

                                    CONTINUED

     The undersigned hereby certify that they have on this 12 day of May, 1998. Executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

By:/s/Roman Gordon
    --------------
     Roman Gordon
     President

By:/s/Illya Bond
    --------------
     Illya Bond
     Secretary

STATE OF California

COUNTY OF Los Angeles


On this 12 day of May, 1998, before me, the undersigned, a Notary Public in and for the County of Los Angeles, State of California, personally appeared ROMAN GORDON, known to me to be the person (s) whose name (s) are subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledge to me that they executed the same.


                                 By:/s/ JULIANA  M. DEL CASTILLO
                                        ------------------------
                                Notary Public-JULIANA  M. DEL CASTILLO
STAMP
Commission # 1069568

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                                       OF

                            AMERICAN GAS CORPORATION

     The undersigned, being the Vice President and Assistant Secretary of AMERICAN GAS CORPORATION, a Nevada Corporation, hereby certify that by majority vote of the Board of Directors and majority vote of the stockholders at a meeting held on May 12, 1998 it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

     The undersigned further certifies that the original Articles of Incorporation of AMERICAN GAS CORPORATION were filed with the Secretary of State of Nevada on the 14th day of March, 1990. The undersigned further certifies that ARTICLE FIRST of the original Articles of Incorporation filed on the 14th day of March, 1990, herein is amended to read as follows:

                                  ARTICLE FIRST

         FIRST   The name shall be:
         -------------------------

                                PowerSource Corp.



By:/s/Juliana M.Del Castillo
----------------------------
Juliana M.Del Castillo - Notary Public
STAMP
cOMMISSION # 1069568